CEMTREX INC.
19 Engineers Lane
Farmingdale ♦ NY 11735
Tel: 631.756.9116 ♦ Fax: 631.980.3631
URL: www.cemtrex.com ♦ Email: sales@cemtrex.com

Resignation Letter

Date: December 19, 2011

To The Board of Directors of cemtrex Inc.

This is to advise you that I hereby resign from my position as Chief Executive Officer of the Company effective Dec 19, 2011.

Sincerely,

Arun Govil
Chairman & CEO